Exhibit 21.1
Jabil Inc. Subsidiaries*

Ownership is 100% except where designated.

Subsidiary	Country/State of Incorporation/Organization
AOC Technologies, Inc.	United States (California)
Badger Technologies, LLC	United States (Delaware)
eco.logic brands llc	United States (Delaware)
F-I Holding Company	Cayman Islands
Green Point (Suzhou) Technology Co., Ltd.	China
Green Point (Tianjin) Precision Electronic Co., Ltd.	China
Green Point Precision (M) Sdn. Bhd.	Malaysia
Green Point Technology (Shenzhen) Co., Ltd.	China
Green Prosperity Co., Ltd.	Virgin Islands, British
ID8 Global LLC (Jabil indirectly owns 50% of this entity)	United States (Delaware)
Jabil (Mauritius) Holdings Ltd.	Mauritius
Jabil Advanced Mechanical Solutions de Mexico, S. de R.L. de C.V.	Mexico
Jabil Advanced Mechanical Solutions, Inc.	United States (Delaware)
Jabil AMS, LLC	United States (Delaware)
Jabil Canada Corporation	Canada
Jabil Circuit (Beijing) Ltd.	China
Jabil Circuit (Guangzhou) Ltd.	China
Jabil Circuit (Shanghai) Co. Ltd.	China
Jabil Circuit (Singapore) Pte. Ltd.	Singapore
Jabil Circuit (Wuxi) Co. Ltd.	China
Jabil Circuit Austria GmbH	Austria
Jabil Circuit Belgium N.V.	Belgium
Jabil Circuit Cayman L.P.	Cayman Islands
Jabil Circuit China Limited	Hong Kong
Jabil Circuit de Chihuahua S. de R.L. de C.V.	Mexico
Jabil Circuit de Mexico, S. de R.L. de C.V.	Mexico
Jabil Circuit Financial II, Inc.	United States (Delaware)
Jabil Circuit Hong Kong Limited	Hong Kong
Jabil Circuit Hungary Contract Manufacturing Services Ltd.	Hungary
Jabil Circuit India Private Limited	India
Jabil Circuit Investment (China) Co., Ltd	China
Jabil Circuit Italia S.r.l.	Italy
Jabil Circuit Limited	United Kingdom
Jabil Circuit Netherlands B.V.	Netherlands
Jabil Circuit of Michigan, Inc.	United States (Michigan)
Jabil Circuit SAS	France
Jabil Circuit Sdn. Bhd.	Malaysia
Jabil Circuit Technology LLC	Cayman Islands
Jabil Circuit Ukraine Limited	Ukraine
"Jabil Consulting" Limited Liability Company	Ukraine
Jabil Croatia d.o.o.	Croatia

Jabil Defense and Aerospace Services, LLC	United States (Delaware)
Jabil Denmark Aps	Denmark
Jabil do Brasil Indústria Eletroeletrônica Ltda.	Brazil
Jabil DR, S.R.L.	Dominican Republic
Jabil Dutch Mexico B.V.	Netherlands
Jabil Electronics (Weihai) Co., Ltd.	China
Jabil EMS Switzerland GmbH	Switzerland
Jabil Energy (Namibia) (Proprietary) Limited	Namibia
Jabil Europe Holdings Sdn. Bhd.	Malaysia
Jabil Green Point Technology (Huizhou) Co., Ltd.	China
Jabil Healthcare DR, S.R.L.	Dominican Republic
Jabil Hungary LP Services Limited Liability Company	Hungary
Jabil India Manufacturing Private Limited	India
Jabil Industrial do Brasil Ltda.	Brazil
Jabil Integrated Solutions (Thailand) Limited	Thailand
Jabil International Holding II, S. de R.L. de C.V.	Mexico
Jabil International Holding S. de R.L. de C.V.	Mexico
Jabil International Treasury Pte. Ltd	Singapore
Jabil Investment Pte. Ltd.	Singapore
Jabil Israel Ltd.	Israel
Jabil Japan, Inc.	Japan
Jabil Mexico Holding, S. de R.L. de C.V.	Mexico
Jabil Mexico Investment, S. de R.L. de C.V.	Mexico
Jabil Monterrey S. de R.L. de C.V.	Mexico
Jabil Nypro Holding LLC	United States (Delaware)
Jabil Nypro I, LLC	United States (Delaware)
Jabil Nypro II, LLC	United States (Delaware)
Jabil Nypro International B.V.	Netherlands
Jabil Optics Germany GmbH	Germany
Jabil Poland Sp. z o.o.	Poland
Jabil Precision Industry (Guangzhou) Co., Ltd.	China
Jabil Procurement and Supply Chain Services Pte. Ltd.	Singapore
Jabil Procurement Services, Inc.	United States (Delaware)
Jabil Science & Telecommunication Trading (Wuxi) Co. Ltd.	China
Jabil Sdn. Bhd.	Malaysia
Jabil Silver Creek, Inc.	United States (California)
Jabil Supply Chain Management (Chengdu) Co., Ltd.	China
Jabil Switzerland Manufacturing GmbH	Switzerland
Jabil Technology (Wuxi) Co., Ltd.	China
Jabil Technology and Trading (Wuxi) Co., Ltd.	China
Jabil Torres S. de R.L. de C.V.	Mexico
Jabil Tuttlingen Manufacturing GmbH	Germany
Jabil Umkirch Manufacturing GmbH	Germany
Jabil US Holding, Inc. (f/k/a Celetronix USA, Inc.)	United States (Delaware)
Jabil Vietnam Company Limited	Vietnam
JN Global Holding C.V.	Netherlands
Kasalis Inc.	United States (Delaware)

“Kuatro Ukraine” LLC	Ukraine
Manna Renewable Energy Investments Two (Pty) Ltd	Namibia
Mikros Technologies LLC	United States (New Hampshire)
N P Medical Inc.	United States (Massachusetts)
NPA de Mexico S. de R.L. de C.V.	Mexico
Nypro Atlanta LLC	United States (Texas)
Nypro China Holdings Limited	Hong Kong
Nypro de la Frontera, S. de R.L. de C.V.	Mexico
Nypro Deutschland GmbH	Germany
Nypro DR, LLC	United States (Delaware)
Nypro Guadalajara S.A. de C.V.	Mexico
Nypro Healthcare Baja Inc.	United States (Nevada)
Nypro Healthcare GmbH	Germany
Nypro Healthcare LLC	United States (Delaware)
Nypro Inc.	United States (Massachusetts)
Nypro Limited	Ireland
Nypro Plastics & Metal Products (Shenzhen) Co., Ltd.	China
Nypro Plastics & Molding Products (Suzhou) Co., Ltd.	China
Nypro Puerto Rico Inc.	United States (Massachusetts)
Nypro Spain Holding, S.L.U.	Spain
NyproMold Chicago Inc.	United States (Illinois)
NyproMold Inc.	United States (Massachusetts)
NyproMold Investment Corp.	United States (Massachusetts)
Pharmaceutics International, Inc.	United States (Delaware)
Plasticast Hungary Korlatolt Felelossegu Tarsasag	Hungary
Plasticos Castella S.A.U.	Spain
ProcureAbility Global, LLC	United States (Florida)
ProcureAbility, Inc.	United States (Florida)
PT Jabil Circuit Indonesia	Indonesia
Retronix Global Inc.	United States (Texas)
Retronix Ltd.	United Kingdom
S.M.R. Metal Ltd.	Israel
Shemer Motion (2009) Ltd.	Israel
Taiwan Green Point Enterprises Co., Ltd.	Taiwan (Province of China)
Taiwan Green Point Enterprises Co., Ltd.	Virgin Islands, British
Velocity Electronics (Shanghai) Co., Ltd.	China
Velocity Electronics Asia Pte. Ltd.	Singapore
Velocity Electronics B.V.	Netherlands
Velocity Electronics Colombia SAS	Colombia
Velocity Electronics Corp.	United States (Texas)
Velocity Electronics France SARL	France
Velocity Electronics GmbH	Germany
Velocity Electronics Holding Korlátolt Felelősségű Társaság	Hungary
Velocity Electronics Hong Kong Limited	Hong Kong
Velocity Electronics Sweden AB	Sweden
Velocity Electronics Switzerland S.A.	Switzerland
Velocity Electronics U.K. Limited	United Kingdom

Velocity Electronics US Holding Corp.	United States (Delaware)
Westing Green (Tianjin) Plastic Co., Ltd.	China
Wolfe Engineering (Shanghai) Co., Ltd.	China
Yen Investments 140 (Proprietary) Limited	Namibia
YouTransactor SAS	France

*	Jabil Inc. subsidiaries list as of August 31, 2025.
Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Jabil Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.